Exhibit 99.1

e.GO, an Innovative Producer of Urban Electric Vehicles, Announces Agreement to Build New
MicroFactory in the Republic of North Macedonia

-	Project expected to further e.GO’s decentralized growth strategy, leveraging the Company’s disruptive production system and game-changing approach to manufacturing
-	Once in production, e.GO’s facility in the Republic of North Macedonia will be the company’s 3rd MicroFactory worldwide, in addition to the in-production Aachen, Germany MicroFactory and the in progress MicroFactory in Bulgaria
-	Anticipated production capacity of up to 30,000 vehicles per year, with the start of production expected to be in the last quarter of 2024
-	South East Europe offers a competitive ecosystem as well as an attractive investment climate, and is one of the target regions for e.GO’s production growth.

Aachen, Germany August 15, 2022 — Next.e.GO Mobile SE (“e.GO” or the “Company”), an innovative producer of urban electric vehicles leveraging its disruptive MicroFactory production system, announced today that it has entered into an agreement with the Republic of North Macedonia to build a MicroFactory in the country’s Technological Industrial Development Zones (“TIDZ”), near the city of Tetovo. Once in production, the North Macedonian MicroFactory will be the Company’s 3rd MicroFactory worldwide, with the 1st being the in-production Aachen, Germany MicroFactory and the 2nd being the in progress MicroFactory in Bulgaria.

During a public ceremony at the project site attended by several North Macedonian state officials, including Prime Minister Dimitar Kovacevski, Minister of Finance Fatmir Besimi, Minister of Economy Kreshnik Bekteshi and the Director of TIDZ, Jovan Despotovski, the parties signed a definitive agreement, based on which e.GO plans to build a MicroFactory production facility for its battery electric vehicles with expected capacity of up to 30,000 vehicles per year. Start of production of the new facility is currently projected to be in the last quarter of 2024. The project is intended to create up to 900 new jobs in the country.

“This investment is of great importance for the state, but also for the local economy and the development of human potential in Tetovo and in the country. With this significant investment, North Macedonia once again confirms that it is a country that offers excellent conditions for investors, with a stable economic and political climate in which international companies like e.GO have a trusted partner,” said Demitar Kovacevski, the Prime Minister of the Republic of North Macedonia.

“This agreement is another key milestone in e.GO’s global growth and underscores the intrinsic value of our disruptive technology and innovation. We are truly excited to expand our production footprint to the Republic of North Macedonia, following our progress in Bulgaria. Our strategic focus in South East Europe is based on our conviction as to the region’s competitive eco-system, attractive investment climate and access to driven and talented human capital,” said Ali Vezvaei, Chairman of the board of e.GO.

“Large investments have a snowball effect. Brands attract new investments, both foreign and domestic. They create new value, strengthen exports by changing their structure towards products with greater added value, create new jobs and influence the acceleration of economic activity and economic development. Our determination as the Government is to support and promote foreign investors who will be able to ensure this effect and who will above all bring benefits to our citizens, domestic companies and the economy,” said Fatmir Besimi, the Minister of Finance of the Republic of North Macedonia.

“The new concept of Technology & Industrial Development Zones delivers concrete results. After only 18 months, we have the second investment of over 100 million euros. We have shown that North Macedonia is no longer just a country of competitive labor but is on the map of countries that have the capacity and requirements for large investments. Since the beginning of the year, we have 1,100 new jobs in the TIDZ companies and the company, e.GO, is expected to create nearly 900 well-paying jobs. At the beginning of my mandate, we promised European jobs and opportunities for young people. With such projects, we will provide our children with a prosperous future, here at home,” said Jovan Kovacevski, the Director of Technological Industrial Development Zones of the Republic of North Macedonia.

e.GO is focused on accelerating the transition to zero-emission urban mobility and helping cities and their people change the way they move around for the better. Committed to innovation with practicality and purpose, e.GO has developed a unique battery electric vehicle platform as well as a revolutionary production system, which e.GO refers to as a MicroFactory, that, combined with its “Industry 4.0” digital architecture, is intended to enable the Company to develop and produce vehicles in shorter periods of time and with considerably lower investment as compared to traditional vehicle OEM processes. e.GO aims to accomplish this while offering economic value add by engaging local communities, developing local talent and increasing local sourcing of materials.

About e.GO

Headquartered in Aachen, Germany, e.GO designs and manufactures battery electric vehicles for the urban environment, with a focus on convenience, reliability and affordability. e.GO has developed a disruptive solution for producing its electric vehicles using proprietary technologies and low cost MicroFactories, and has vehicles already on the road today. e.GO is helping cities and their inhabitants improve the way they get around and is making clean and convenient urban mobility a reality. Visit https://www.e-go-mobile.com/ to learn more.

As announced on July 28, 2022, e.GO has entered into a definitive agreement for a business combination with Athena Consumer Acquisition Corp. (NYSE: ACAQ, ACAQ.U, ACAQ WS), a publicly-traded special purpose acquisition company (“SPAC”) that would result in e.GO becoming a publicly listed company. Completion of the proposed transaction is subject to customary closing conditions, and is expected to occur in early 2023.

Important Information about the Business Combination and Where to Find It

In connection with the proposed business combination (the “Business Combination”) between Athena Consumer Acquisition Corp. (“Athena”) and Next.e.GO Mobile SE (“e.GO”), Next.e.GO B.V., a wholly-owned subsidiary of e.GO (“TopCo”) intends to file with the U.S. Securities and Exchange Commission’s (“SEC”) a registration statement on Form F-4 (the “Registration Statement”), which will include a preliminary prospectus and preliminary proxy statement. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Athena will send to its stockholders in connection with the Business Combination. Investors and security holders of Athena are advised to read, when available, the proxy statement/prospectus in connection with Athena’s solicitation of proxies for its special meeting of stockholders to be held to approve the Business Combination (and related matters) because the proxy statement/prospectus will contain important information about the Business Combination and the parties to the Business Combination. Athena will mail the definitive proxy statement/final prospectus and other relevant documents to its stockholders as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: 442 5th Avenue, New York, NY, 10018.

Participants in the Solicitation

Athena, e.GO, TopCo and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Athena’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Athena’s directors and officers in Athena’s filings with the SEC, and such information and names of e.GO’s directors and executive officers will also be in the Registration Statement to be filed with the SEC by TopCo, which will include the proxy statement of Athena for the Business Combination.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Athena, e.GO, and TopCo’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, the level of redemptions by Athena’s public stockholders, the timing of the completion of the Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of Athena, e.GO, and TopCo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of Athena, e.GO, and TopCo.

These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or that the approval of the stockholders of Athena or e.GO is not obtained; (iii) failure to realize the anticipated benefits of the proposed Business Combination; (iv) risks relating to the uncertainty of the projected financial information with respect to e.GO; (v) the outcome of any legal proceedings that may be instituted against Athena and/or e.GO following the announcement of the Business Combination; (vi) future global, regional or local economic and market conditions; (vii) the development, effects and enforcement of laws and regulations; (viii) e.GO’s ability to grow and achieve its business objectives; (ix) the effects of competition on e.GO’s future business; (x) the amount of redemption requests made by Athena’s public stockholders; (xi) the ability of Athena or the combined company to issue equity or equity-linked securities in the future; (xii) the ability of e.GO and Athena to raise interim financing in connection with the Business Combination, including to secure an e.GO IP-backed note; (xiii) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xiv) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation, (xv) costs related to the Business Combination, (xvi) the impact of the global COVID-19 pandemic and (xvi) those factors discussed below under the heading “Risk Factors” and in the documents filed, or to be filed, by Athena and Topco with the SEC. Additional risks related to e.GO’s business include, but are not limited to: the market’s willingness to adopt electric vehicles; volatility in demand for vehicles; e.GO’s dependence on the proceeds from the contemplated Business Combination and other external financing to continue its operations; significant challenges as a relatively new entrant in the automotive industry; e.GO’s ability to control capital expenditures and costs; cost increases or disruptions in supply of raw materials, semiconductor chips or other components; breaches in data security; e.GO’s ability to establish, maintain and strengthen its brand; e.GO’s minimal experience in servicing and repairing vehicles; product recalls; failure of joint-venture partners to meet their contractual commitments; unfavorable changes to the regulatory environment; risks and uncertainties arising from the acquisition of e.GO’s predecessor business and assets following the opening of insolvency proceedings over the predecessor’s assets in July 2020; and e.GO’s ability to protect its intellectual property. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

There may be additional risks that neither e.GO nor Athena presently know or that e.GO and Athena currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect e.GO’s and Athena’s expectations, plans or forecasts of future events and views as of the date of this communication. e.GO and Athena anticipate that subsequent events and developments will cause e.GO’s and Athena’s assessments to change. However, while e.GO and Athena may elect to update these forward-looking statements at some point in the future, e.GO and Athena specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing e.GO’s and Athena’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an applicable exemption from the registration requirements thereof.

Contacts

For Investors:
Caldwell Bailey
ICR, Inc.
eGOIR@icrinc.com

For Media:
James McCusker
ICR, Inc.
eGOPR@icrinc.com